Exhibit 99.2

REVOCABLE PROXY

PROGRESS FINANCIAL CORPORATION

201 Williams Avenue

Huntsville, Alabama 35801

This proxy is solicited on behalf of the Board of Directors of Progress Financial Corporation (the “Company”) for use at the Annual Meeting of Stockholders of the Company to be held on September 13, 2022 and at any postponements or adjournments thereof (the “Annual Meeting”).

The undersigned, being a stockholder of the Company, hereby appoints Charlie Vaughn and David Nast, and each of them, as proxies, each with the power to appoint his substitute, and hereby authorizes them, or either of them, to represent the undersigned at the Annual Meeting and to act with respect to all votes that the undersigned would be entitled to cast, if then personally present, on the following matters in accordance with the following instructions, and to transact such other business as may properly come before the Annual Meeting or any adjournments or postponements thereof.

	FOR	AGAINST	ABSTAIN

1. To approve the Agreement and Plan of Merger, dated as of May 3, 2022, by and between United Community Banks, Inc. and Progress Financial Corporation, pursuant to which Progress Financial Corporation will merge with and into United Community Banks, Inc.	☐	☐	☐

2. To elect five Class II director to serve on the Board of Directors of the Company for a three year term until the Annual Meeting of Stockholders in 2025 (or until the merger is consummated).

Class II Nominees
Jim D. Caudle, Jr.	☐	☐	☐
Lee R. Hoekenschnieder	☐	☐	☐
Eric W. Janssen	☐	☐	☐
Kevin B. Kynerd	☐	☐	☐
Brad Sklar	☐	☐	☐

CONTINUED AND TO BE DATED AND SIGNED ON THE REVERSE SIDE.

The undersigned acknowledges that the Annual Meeting may be postponed or adjourned to a date subsequent to the date set forth above and intends that this proxy shall be effective at the Annual Meeting after such postponement(s) or adjournment(s). This proxy is revocable, and the undersigned may revoke it at any time prior to the time of voting at the Annual Meeting by (i) giving written notice of revocation to Dabsey Maxwell, Progress Financial Corporation, 201 Williams Avenue, Huntsville, Alabama 35801, (ii) properly submitting a duly executed proxy bearing a later date than the previously granted proxy, or (iii) attending the Annual Meeting and voting in person. Your execution and submission of this proxy card will revoke and supersede any proxy previously granted by you, whether such proxy was granted electronically or through an earlier submission of a proxy card.

This proxy, when properly executed, will be voted in the manner directed by the undersigned. If no direction is made, this proxy will be voted FOR the nominees set forth under Proposal 1 and, with respect to such other matters as may come before the meeting and any postponements or adjournments thereof, as the said proxy holders deem advisable.

PLEASE SIGN EXACTLY AS YOUR NAME APPEARS ON YOUR STOCK CERTIFICATE(S)

Dated: _____________________________________, 2022

Signature
Print Name:

Signature
Print Name:

NOTE: Please sign exactly as your name appears on your stock certificate(s). When signing as attorney, executor, administrator, trustee or guardian, please give full title as such. If a corporation, please sign in full corporation name by president or other authorized officer. If a partnership, please sign in partnership name by authorized person.

PLEASE MARK, DATE AND SIGN THIS PROXY AND

RETURN PROMPTLY USING THE ENCLOSED ENVELOPE.